UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2020

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2020, Trimble Inc. (the “Company” or “Trimble”) announced that Michael D. Bank, Trimble’s Senior Vice President of Engineering & Construction, will be departing the Company on December 15, 2020. In connection with his departure from the Company, Mr. Bank entered into a severance agreement with the Company dated October 16, 2020. Under the terms of his severance arrangement, Mr. Bank will receive a payment equal to the sum of his annual base salary in effect as of October 16, 2020 in addition to repayment of the amount of a salary reduction implemented earlier in 2020, along with (i) a one-time payment intended to cover the monthly COBRA premium for Mr. Bank and his dependents for 14 months, (ii) prorated vesting of his performance-based equity awards based on length of time served (with the pro rata portion of the performance-based awards settled after the end of the applicable performance period and based on the actual attainment of the performance goals), and (iii) accelerated vesting of 27,559 restricted stock units from time-based equity awards received in connection with his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: October 16, 2020	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel